Exhibit 99.1

USG Corporation Reports 2012 Second Quarter Results

Second Quarter 2012 vs. Second Quarter 2011

Consolidated Business Highlights

  Sales increased 8 percent to $825 million
  Operating profit of $31 million compared to operating loss of $21 million
  Adjusted operating profit of $31 million compared to adjusted operating loss of $19 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 1.15 BSF vs. 0.99 BSF
  U.S. Gypsum average wallboard price of $132.09 per thousand square feet vs. $111.55
  Worldwide Ceilings operating profit was flat at $22 million
  L&W same store net sales increased 11 percent
  SHEETROCK® Brand UltraLight Panels accounted for 44 percent of all USG wallboard shipments in the United States

CHICAGO--(BUSINESS WIRE)--July 25, 2012--USG Corporation (NYSE:USG), a leading building products company, today reported second quarter 2012 net sales of $825 million, up 8 percent from second quarter 2011 net sales of $761 million. USG’s second quarter operating profit was $31 million compared to a $21 million operating loss in the second quarter of 2011. The second quarter 2012 net loss after-tax was $57 million, or $0.53 per share. This result compares to a $70 million net loss in the second quarter of 2011, or $0.69 per share.

“We are pleased to build on the positive operating profit in the first quarter with another quarter of improved results,” said James S. Metcalf, Chairman, President and CEO. “In addition, our recent announcement of a joint venture that will enable us to sell SHEETROCK® Brand gypsum wallboard in India is a major step forward in our efforts to diversify USG’s sources of earnings. We intend to move quickly with our partner, the Zawawi Group of Oman, to establish the mining and manufacturing operations in Oman with the goal of commencing the sale of rock to the regional cement industry and wallboard in the Indian market toward the end of next year.”

The corporation’s adjusted operating profit was $31 million in the second quarter of 2012, which compares to an adjusted operating loss of $19 million in the second quarter of 2011. A reconciliation of adjusted operating profit to operating profit is set forth on a schedule attached hereto. The net loss in the second quarter of 2012 includes $41 million in charges associated with the extinguishment of debt. Excluding those charges, the adjusted net loss in the second quarter of 2012 was $16 million, or $0.15 per share, based on the average common shares of 106,089,602.

“Our businesses performed well in the second quarter despite weak demand compared to long-term averages,” Metcalf said. “We are seeing the signs of a recovery in our core markets, and will continue to focus on reducing costs and improving margins as we work towards positive net earnings.”

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-800-315-2944 (1-847-413-2929 for international callers), and the pass code is 32677225. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, August 3, 2012. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 32677225.

USG Corporation is a manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s worldwide operations serve the residential and non-residential construction markets, repair and remodel construction markets, and industrial processes. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply branch locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG website at www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material, energy, transportation and employee benefit costs; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; changes in laws or regulations, including environmental and safety regulations; the outcome in contested litigation matters; our ability to complete surplus asset sales and other divestitures; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release.

USG CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions except per share data)
(Unaudited)

	Three Months		Six Months
	ended June 30,		ended June 30,
	2012	2011	2012	2011

Net sales	$825	$761	$1,637	$1,482

Cost of products sold	716	708	1,418	1,393

Gross profit	109	53	219	89

Selling and administrative expenses	78	72	159	157

Restructuring and long-lived asset impairment charges	-	2	2	11

Operating profit (loss)	31	(21)	58	(79)

Interest expense	52	52	104	104
Interest income	(1)	(2)	(2)	(4)
Loss on extinguishment of debt	41	-	41	-
Other income, net	(2)	(2)	(1)	(2)

Loss before income taxes	(59)	(69)	(84)	(177)

Income tax (benefit) expense	(2)	1	-	(2)

Net loss	$(57)	$(70)	$(84)	$(175)

Basic loss per common share	$(0.53)	$(0.69)	$(0.79)	$(1.70)
Diluted loss per common share	$(0.53)	$(0.69)	$(0.79)	$(1.70)

Average common shares	106,089,602	103,550,643	105,839,241	103,286,025
Average diluted common shares	106,089,602	103,550,643	105,839,241	103,286,025

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	June 30,	December 31,
	2012	2011

Assets
Current Assets:
Cash and cash equivalents	$405	$365
Short-term marketable securities	74	164
Restricted cash	18	1
Receivables (net of reserves - $18 and $18)	371	324
Inventories	307	305
Income taxes receivable	6	8
Deferred income taxes	3	4
Other current assets	44	55
Total current assets	1,228	1,226

Long-term marketable securities	54	122
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,706 and $1,637)	2,108	2,117
Deferred income taxes	24	25
Other assets	235	229

Total Assets	$3,649	$3,719

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$228	$233
Accrued expenses	252	266
Current portion of long-term debt	7	7
Deferred income taxes	12	12
Income taxes payable	5	7
Total current liabilities	504	525

Long-term debt	2,305	2,297
Deferred income taxes	6	6
Other liabilities	703	735
Commitments and contingencies

Stockholders' Equity:
Preferred stock	-	-
Common stock	11	10
Treasury stock	-	-
Capital received in excess of par value	2,589	2,561
Accumulated other comprehensive loss	(157)	(174)
Retained earnings (deficit)	(2,325)	(2,241)
Stockholders' equity of parent	118	156
Noncontrolling interest	13	-
Total stockholders' equity including noncontrolling interest	131	156

Total Liabilities and Stockholders' Equity	$3,649	$3,719

Other Information:
Total cash and cash equivalents and marketable securities	$533	$651
Borrowing availability from lines of credit	212	183
Total Liquidity	$745	$834

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Six Months
	ended June 30,
	2012	2011

Operating Activities
Net loss	$(84)	$(175)
Adjustments to reconcile net loss to net cash:
Depreciation, depletion and amortization	79	85
Loss on extinguishment of debt	41	-
Long-lived asset impairment charges	1	1
Share-based compensation expense	13	16
Deferred income taxes	2	1
Noncash income tax benefit	(4)	(3)
Gain on asset dispositions	(7)	(1)
(Increase) decrease in working capital:
Receivables	(48)	(54)
Income taxes receivable	2	1
Inventories	(2)	(23)
Prepaid expenses	3	(6)
Payables	(4)	19
Accrued expenses	(4)	(13)
Decrease (increase) in other assets	1	(12)
(Decrease) increase in other liabilities	(4)	6
Other, net	(2)	4
Net cash used for operating activities	(17)	(154)

Investing Activities
Purchases of marketable securities	(70)	(221)
Sales or maturities of marketable securities	227	176
Capital expenditures	(28)	(25)
Acquisition of mining rights	(16)	-
Net proceeds from asset dispositions	14	1
Investments in joint ventures	(11)	-
Loan to joint venture	(4)	(4)
(Deposit) return of restricted cash	(16)	2
Net cash provided by (used for) investing activities	96	(71)

Financing Activities
Issuance of debt	248	-
Repayment of debt	(280)	(3)
Payment of debt issuance fees	(5)	-
Issuance of common stock	1	-
Repurchases of common stock to satisfy employee tax withholding obligations	(5)	(3)
Net cash used for financing activities	(41)	(6)

Effect of exchange rate change on cash	2	4

Net increase (decrease) in cash & cash equivalents	40	(227)
Cash and cash equivalents at beginning of period	365	629
Cash and cash equivalents at end of period	$405	$402

Supplemental Cash Flow Disclosures:
Interest paid	$105	$97
Income taxes paid, net	2	8
Amount in accounts payable for capital expenditures	2	2

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three Months		Six Months
	ended June 30,		ended June 30,
	2012	2011	2012	2011
Net Sales:

North American Gypsum:
United States Gypsum Company	$368	$322	$749	$640
CGC Inc. (gypsum)	83	76	167	152
USG Mexico, S.A. de C.V.	40	40	80	81
Other subsidiaries*	11	7	19	14
Eliminations	(29)	(25)	(56)	(51)
Total	473	420	959	836

Building Products Distribution:
L&W Supply Corporation	293	270	563	513

Worldwide Ceilings:
USG Interiors, Inc.	113	112	232	222
USG International	60	55	119	116
CGC Inc. (ceilings)	16	18	34	37
Eliminations	(12)	(12)	(25)	(25)
Total	177	173	360	350

Eliminations	(118)	(102)	(245)	(217)
Total USG Corporation	$825	$761	$1,637	$1,482

Operating Profit (Loss):

North American Gypsum:
United States Gypsum Company	$26	$(21)	$55	$(50)
CGC Inc. (gypsum)	2	2	5	5
USG Mexico, S.A. de C.V.	4	5	9	10
Other subsidiaries*	(1)	(2)	(6)	(10)
Total	31	(16)	63	(45)

Building Products Distribution:
L&W Supply Corporation	(7)	(14)	(13)	(36)

Worldwide Ceilings:
USG Interiors, Inc.	17	15	40	33
USG International	2	3	5	7
CGC Inc. (ceilings)	3	4	6	8
Total	22	22	51	48

Corporate	(17)	(15)	(39)	(44)
Eliminations	2	2	(4)	(2)
Total USG Corporation	$31	$(21)	$58	$(79)

* Includes our shipping company and, for 2011, our mining operation in Nova Scotia, Canada.

USG CORPORATION
RECONCILIATION of ADJUSTED OPERATING PROFIT (LOSS) to REPORTED GAAP OPERATING PROFIT (LOSS)
(dollars in millions)
(Unaudited)

	Three Months		Six Months
	ended June 30,		ended June 30,
	2012	2011	2012	2011

Adjusted Operating Profit (Loss):
North American Gypsum	$32	$(14)	$66	$(36)
Building Products Distribution	(9)	(14)	(15)	(35)
Worldwide Ceilings	23	22	52	48
Corporate	(17)	(15)	(39)	(43)
Eliminations	2	2	(4)	(2)
Total	31	(19)	60	(68)

Restructuring and Long-Lived Asset Impairment Charges:
North American Gypsum	1	2	3	9
Building Products Distribution	(2)	-	(2)	1
Worldwide Ceilings	1	-	1	-
Corporate	-	-	-	1
Total	-	2	2	11

Reported GAAP Operating Profit (Loss):
North American Gypsum	31	(16)	63	(45)
Building Products Distribution	(7)	(14)	(13)	(36)
Worldwide Ceilings	22	22	51	48
Corporate	(17)	(15)	(39)	(44)
Eliminations	2	2	(4)	(2)
Total	31	(21)	58	(79)

References to Adjusted Operating Profit (Loss) are non-GAAP measures. Management believes this information provides investors with a more useful comparison of the corporation's ongoing business performance.

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED SELLING PRICES AND SHIPMENTS

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2012	$130.43	1.16	$132.09	1.15

2011	$109.15	0.99	$111.55	0.99	$111.66	1.05	$112.59	1.09	$111.27	4.11

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media Inquiries: 312/436-4356
Investor Relations: 312/436-6098